Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION COMPLETES PREVIOUSLY ANNOUNCED
SALE OF INVESTMENT PORTFOLIO

Triangle Announces Sale of Its Investment Portfolio, Its Intention to Fully Redeem Its March 2022 Notes and December 2022 Notes, and Finalizes Per Share Distribution Amount to be Paid to Stockholders by Barings LLC in Connection with the Anticipated Closing of the Externalization Transaction

RALEIGH, NC - July 31, 2018, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”) announced today the completion of its previously announced asset sale transaction with BSP Asset Acquisition I, LLC (“BSP”), an affiliate of Benefit Street Partners L.L.C. (the “Asset Sale”).
As a result of the closing of the Asset Sale, the Company has sold substantially all of its investment portfolio in exchange for gross cash proceeds received from BSP and certain affiliates of BSP of $793.3 million, after adjustments to take into account portfolio activity and other matters occurring since December 31, 2017. Adjustments to the purchase price included, among other things, approximately $208.8 million of principal payments and prepayments, sales proceeds and distributions related to the investment portfolio that were received and retained by the Company between December 31, 2017 and the closing of the Asset Sale, offset by approximately $29.5 million of loans and equity investments originated between December 31, 2017 and the closing of the Asset Sale.
Redemption of Notes
In connection with the Asset Sale, the Company announced its intent to redeem all of its outstanding 6.375% Notes due March 15, 2022 (the “March 2022 Notes”) (CUSIP No. 895848 406; NYSE: TCCB) and 6.375% Notes due December 15, 2022 (CUSIP No. 895848 307; NYSE: TCCA) (the “December 2022 Notes” and, collectively with the March 2022 Notes, the “Notes”). The Company expects the settlement of this redemption to occur on August 30, 2018 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25.00 per Note), plus the accrued and unpaid interest thereon from June 15, 2018, through, but excluding, the Redemption Date (the "Redemption Payment"). The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture governing the Notes, will make payment to holders of the Notes on the Redemption Date.
The Notes should be presented and surrendered to the trustee, The Bank of New York Mellon Trust Company, N.A., at one of the addresses set forth below:

If by First Class, Registered, or Certified Mail, Regular Mail or Overnight Courier:	If in Person by Hand:
The Bank of New York Mellon Global Corporate Trust 111 Sanders Creek Parkway East Syracuse, NY 13057 Attention: Redemption Unit	The Bank of New York Mellon Global Corporate Trust Corporate Trust Window 101 Barclay Street, 1st Floor East New York, NY 10286 Attention: Redemption Unit

Notes held in book-entry form will be redeemed and the Redemption Payment with respect to such Notes will be paid in accordance with the applicable procedures of The Depository Trust Company.
Anticipated Closing of the Externalization Transaction and Distribution Amount to be Paid to Stockholders by Barings LLC
Triangle expects to close the previously announced externalization transaction with Barings LLC (“Barings”) on August 2, 2018 (the “Externalization Transaction”).
The Company also announced that Barings will make a distribution of $1.78361 per share to the Company’s stockholders (the “Stockholder Payment”) in connection with the Externalization Transaction.
As previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on June 1, 2018 (the “Proxy Statement”), Barings will make the Stockholder Payment to the holders of record of the Company’s common stock (other than Barings) as of the date of the closing of the Externalization Transaction, which is anticipated to be on August 2, 2018 (the “Preliminary Record Date”). The preliminary payment date for the Stockholder Payment is August 3, 2018 (the “Preliminary Payment Date”). The Preliminary Record Date and the Preliminary Payment Date are contingent on the closing of the Externalization Transaction, as disclosed in the Proxy Statement, including satisfaction of closing conditions, and are subject to change.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
About Benefit Street Partners L.L.C.
Benefit Street Partners L.L.C. is a leading credit-focused alternative asset management firm with $25 billion in assets under management. BSP manages assets across a broad range of complementary credit strategies including private/opportunistic debt, liquid loans, high yield, special situations, long-short liquid credit and commercial real estate debt. BSP is in partnership with Providence Equity Partners L.L.C., a leading global private equity firm with $57 billion in capital under management. The BSP platform was established in 2008 and is based in New York. For further information, please visit www.benefitstreetpartners.com.
BSP Contacts: Andrew Cole / David Millar
Prov-SVC@SARDVERB.com
Sard Verbinnen & Co.
212.687.8080
About Barings LLC
Barings is a $306+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of their clients. Barings builds lasting partnerships that leverage their distinctive expertise across traditional and alternative asset classes to deliver innovative solutions and exceptional service. Part of MassMutual, Barings maintains a strong global presence with over 1,800 professionals and offices in 16 countries. Learn more at www.barings.com.
*As of June 30, 2018
Media Contact:
Kelly Smith, Media Relations, Barings, 980-417-5648, kelly.smith@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking” statements, including statements regarding the Asset Sale, Externalization Transaction and Stockholder Payment. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the Externalization Transaction and distribution of the Stockholder Payment; the ability of the parties to complete the Externalization Transaction, considering the various closing conditions, and make the Stockholder Payment; the expected benefits of the Asset Sale and Externalization Transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of Triangle following completion of the Asset Sale and Externalization Transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Proxy Statement and in Triangle’s reports filed with the SEC, including Triangle’s annual report on Form 10-K for the year ended December 31, 2017, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.
Any forward-looking statements speak only as of the date of this communication. Triangle does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Contacts
E. Ashton Poole
Chairman & Chief Executive Officer
919-747-8618
apoole@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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